TearLab and PRN Physician Recommended Nutriceuticals Announce Co-Promotion Agreement

-	Agreement leverages the combined strength of two leading brands in the management of Dry Eye Disease (DED)

-	Co-promotion will utilize positive results from post-market clinical trial of Dry Eye Omega Benefits® to lower osmolarity in dry eye patients enabled by the objective measurement of the TearLab Osmolarity System

SAN DIEGO, October 13, 2016 -- TearLab Corporation (NASDAQ:TEAR) (TSX: TLB) (the “Company”) announced today that it has entered into a definitive co-promotion agreement with PRN Physician Recommended Nutriceuticals (PRN), based in Plymouth Meeting, PA, whereby PRN and the Company will jointly promote PRN’s patented omega-3 formulations, including Dry Eye Omega Benefits®. PRN’s marketed omega-3 formulations have been shown to reduce osmolarity levels in dry eye patients utilizing the TearLab Osmolarity System which provides an objective assessment to diagnose and manage patients with DED.

“We are excited to enter into this agreement with PRN, the recognized leader in providing a superior omega-3 formulation to eye care professionals,” said Seph Jensen, Chief Executive Officer of TearLab. “PRN and TearLab are optimal partners as our system, which is the only quantitative and objective osmolarity test on the market, fits well with PRN’s goal of helping doctors manage dry eye patients. The recent peer reviewed publication by the prestigious journal Cornea, demonstrated Dry Eye Omega Benefits® effect on reducing osmolarity in human tears and should provide synergies to accelerate the growth of both PRN and TearLab brands.”

TearLab currently markets the TearLab Osmolarity System and has over 4,000 devices placed in the United States and more than six million tests performed globally since the commercial launch in 2012. Under the agreement, TearLab’s sales force in the United States will now promote PRN’s proprietary dry eye brands, like Dry Eye Omega Benefits®, to the Company’s current and prospective customers.

“Physicians have long understood the positive benefits to their patient’s health of re-esterified, triglyceride formulations of omega-3 products, and PRN has now established through the rigor of a clinical study our brand’s ability to lower osmolarity,” said Kenneth Krieg, Chief Executive Officer, PRN. “TearLab is a great partner for us as their diagnostic test is widely used by physicians to measure a leading biomarker for DED, and our product objectively lowers the level of this biomarker in human tears.”

PRN currently markets several patented omega-3 brands including Dry Eye Omega Benefits® and Dry Eye Omega Benefits® Liquid, which were developed and endorsed by medical thought leaders. PRN will retain the primary responsibility for sales, marketing, distribution and regulatory management of the co-promoted brands. In addition, PRN plans to continue its promotional strategies to current and prospective customers and retains full right to market the brands in any channel in the United States. The co-promotion does not include any markets outside of the United States.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

About PRN Physician Recommended Nutriceuticals

PRN is a leading developer of eye health nutriceuticals. Developed by ophthalmologists and recommended by world-renowned medical thought leaders, PRN’s products are supported by medical evidence and offer exceptional quality and purity. PRN was recently acknowledged on the Inc. 500|5000 list of fastest growing privately held companies for a 5th consecutive year.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning the future of this co-promotion agreement, anticipated synergies, and brand growth. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 9, 2016, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 4, 2016. We do not undertake to update any forward-looking statements except as required by law.

CONTACT: Investor Contact:

The Ruth Group

David Burke

Tel: 646-536-7009

dburke@theruthgroup.com

CONTACT:

PRN Physician Recommended Nutriceuticals

Stefan Schoen

Tel: 610-862-0182 ext 102

sschoen@prnomegahealth.com